UNITES STATES

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of

               The Securities Exchange Act of 1934


   Date of Report (Date of Earliest Event Reported): July 30, 2002


                       NOVO NETWORKS, INC.
     (Exact Name of Registrant as Specified in Its Charter)


            Delaware               0-28579            75-2233445
  (State or Other Jurisdiction   (Commission        (IRS Employer
       of Incorporation)         File Number)   Identification Number)



       2311 Cedar Springs Road, Suite 400,             75201
                  Dallas, Texas
     (Address of Principal Executive Offices)       (Zip Code)


Registrant's Telephone Number, Including Area Code: (214) 777-4100

      300 Crescent Court, Suite 1760, Dallas, Texas  75201
  (Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes in Registrant's Certifying Accountant

     (a)  Information required by Item 304(a)(1) of Regulation S-K.

          (i)    On July 30, 2002, the Registrant dismissed
                 Arthur Andersen LLP as the Registrant's
                 independent accountant.

          (ii) Arthur Andersen LLP's audit report on the Registrant's financial statements for the year ended June 30, 2001, however, reported that substantial doubt existed that the Registrant could continue as a going concern, in light of the bankruptcy filings of certain of its subsidiaries. Prior to Arthur
                 Andersen LLP, BDO Seidman LLP acted as the
                 Registrant's independent public accountant until January 2, 2001. BDO Seidman LLP's report on the financial statements for the year ended June 30, 2000, contained no adverse opinion of disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

          (iii)  The Registrant's Audit Committee and Board of
                 Directors unanimously recommended the dismissal of Arthur Andersen LLP as its independent accountant.

          (iv) During the Registrant's two most recent fiscal years, which ended June 30, 2000 and 2001, respectively, and the subsequent interim period, there were no disagreements between the Registrant and either Arthur Andersen LLP or
                 BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction or Arthur Anderson LLP or BDO Seidman LLP, would have caused either accounting firm to make reference to the subject matter of the disagreement in connection with its report.

          (v) During the Registrant's two most recent fiscal years and during the interim period, there have been no reportable events (as defined in regulation S-K Item 304(a)(1)(v)).

     (b) Effective July 30, 2002, Grant Thornton LLP was approved by the Registrant's Audit Committee and Board of Directors as the new independent accountants. Management has not previously consulted with Grant Thornton LLP concerning any accounting, auditing, or reporting matter.

     (c) The Registrant requested that Arthur Andersen LLP provide it with a letter addressed to the SEC stating whether or not it agrees with the above statements. Arthur Andersen LLP cited a newly adopted policy against providing such letters and refused the Registrant's request.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NOVO NETWORKS, INC.


     Date: August 2, 2002           /s/  BARRETT N. WISSMAN
                              -----------------------------------
                              Name:     Barrett N. Wissman
                              Title:    President